UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 10, 2004

OPTIO SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Georgia	333-89181	58-1435435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia	30005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(770) 576-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Optio Software, Inc. on August 13, 2004 solely for the purpose of adding the financial statements of the business acquired as required by Item 9.01(a) and the pro forma financial information as required by Item 9.01(b).

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired

Page
VertiSoft Corporation and Subsidiary Audited Consolidated Financial Statements December 31, 2003 and 2002 with Independent Auditors’ Report	3

VertiSoft Corporation and Subsidiary Unaudited Consolidated Condensed Interim Financial Statements as of and for the six months ended June 30, 2004 and 2003	20

Audited Consolidated Financial Statements

VERTISOFT CORPORATION AND SUBSIDIARY

December 31, 2003 and 2002

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders

VertiSoft Corporation and Subsidiary

Roswell, Georgia

We have audited the consolidated balance sheets of VertiSoft Corporation and Subsidiary (“the Company”) as of December 31, 2003 and 2002, and the related consolidated statements of loss and comprehensive loss, stockholders’ equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of VertiSoft Corporation and Subsidiary as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As more fully described in Note I, during 2004 the Company was acquired by and subsequently merged into Optio Software, Inc.

Williams Benator & Libby, LLP

Atlanta, Georgia

July 15, 2004, except for Note I,

    as to which the date is September 15, 2004

CONSOLIDATED BALANCE SHEETS

VERTISOFT CORPORATION AND SUBSIDIARY

	December 31,
	2003	2002
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$13,261	$137,625
Accounts receivable, net of allowances of $7,000 at December 31, 2003 and 2002—Note C	150,086	114,899
Prepaid expenses and other current assets	13,740	13,740
Income tax refunds receivable—Note F	29,898	3,893

TOTAL CURRENT ASSETS	206,985	270,157

PROPERTY AND EQUIPMENT
Leasehold improvements	1,930	1,930
Development software	35,107	6,157
Office equipment, computer equipment and software—Note D	96,722	75,849
Furniture and fixtures	47,380	46,177

	181,139	130,113
Less accumulated depreciation and amortization	109,616	70,310

	71,523	59,803

OTHER ASSETS
Note receivable from stockholder—Note E	88,526	87,208

	$367,034	$417,168

See independent auditors’ report and notes to consolidated financial statements.

CONSOLIDATED BALANCE SHEETS — Continued

VERTISOFT CORPORATION AND SUBSIDIARY

	December 31,
	2003	2002
LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$225,512	$180,797
Accrued expenses—Notes F, H and I	507,284	136,599
Unearned revenues	162,360	165,268
Current portion of capital lease obligation—Note D	2,977	839
Notes payable—Notes C and I	1,037,285	-0-

TOTAL CURRENT LIABILITIES	1,935,418	483,503

ACCRUED COMPENSATION TO OFFICER—Note C	-0-	33,454

CAPITAL LEASE OBLIGATION, less current portion—Note D	5,873	-0-

STOCKHOLDERS’ DEFICIT—Notes B, C and I
Common stock	500	500
Accumulated deficit	(1,568,741)	(102,857)
Foreign currency translation adjustments	(6,016)	2,568

	(1,574,257)	(99,789)

	$367,034	$417,168

See independent auditors’ report and notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

VERTISOFT CORPORATION AND SUBSIDIARY

	Year Ended December 31,
	2003	2002
Net revenues	$1,771,359	$1,562,925

Operating expenses:
Support and development	514,581	492,923
Sales and marketing	761,125	407,811
General and administrative	1,925,786	919,270

	3,201,492	1,820,004

LOSS FROM OPERATIONS	(1,430,133)	(257,079)

Other income (expense):
Interest income	1,362	2,417
Interest expense	(63,094)	(16,444)

	(61,732)	(14,027)

LOSS BEFORE INCOME TAX (BENEFIT) EXPENSE	(1,491,865)	(271,106)

Income tax (benefit) expense—Note F	(25,981)	465

NET LOSS	(1,465,884)	(271,571)

Other comprehensive (loss) income:
Foreign currency translation adjustments	(8,584)	2,568

COMPREHENSIVE LOSS	$(1,474,468)	$(269,003)

See independent auditors’ report and notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

VERTISOFT CORPORATION AND SUBSIDIARY

	Common Stock	Retained Earnings (Accumulated Deficit)	Foreign Currency Translation Adjustments	Total
Balance at January 1, 2002	$500	$168,714	$-0-	$169,214
Foreign currency translation adjustments	-0-	-0-	2,568	2,568
Net loss for the year ended December 31, 2002	-0-	(271,571)	-0-	(271,571)

Balance at December 31, 2002	500	(102,857)	2,568	(99,789)
Foreign currency translation adjustments	-0-	-0-	(8,584)	(8,584)
Net loss for the year ended December 31, 2003	-0-	(1,465,884)	-0-	(1,465,884)

Balance at December 31, 2003	$500	$(1,568,741)	$(6,016)	$(1,574,257)

See independent auditors’ report and notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

VERTISOFT CORPORATION AND SUBSIDIARY

	Year Ended December 31,
	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers	$1,733,264	$1,693,614
Cash paid to suppliers and employees	(2,636,529)	(1,594,610)
Interest received	-0-	494
Interest paid	(48,166)	(1,044)
Income taxes paid	-0-	(8,358)

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(951,431)	90,096

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for property and equipment	(41,038)	(24,690)
Net cash advanced to stockholder	-0-	(13,621)

NET CASH USED IN INVESTING ACTIVITIES	(41,038)	(38,311)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable	921,859	-0-
Repayment of notes payable	(51,874)	-0-
Repayment of capital lease obligations	(1,880)	(2,290)

	868,105	(2,290)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(124,364)	49,495

Cash and cash equivalents at beginning of year	137,625	88,130

CASH AND CASH EQUIVALENTS AT END OF YEAR	$13,261	$137,625

See independent auditors’ report and notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS—Continued

VERTISOFT CORPORATION AND SUBSIDIARY

	Year Ended December 31,
	2003	2002
RECONCILIATION OF NET LOSS TO NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES

Net loss	$(1,465,884)	$(271,571)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	39,209	36,793
Foreign currency translation adjustments	(8,584)	2,568
Deferred income tax expense	-0-	22,000
(Increase) decrease in accounts receivable	(35,187)	104,886
Increase in prepaid expenses and other current assets	-0-	(5,681)
Increase in income tax refunds receivable	(26,005)	(3,893)
Increase in interest on note receivable from stockholder	(1,318)	(1,923)
Increase in accounts payable	44,715	77,461
Increase in accrued expenses	370,685	84,949
Increase in accrued compensation to officers	133,846	33,454
(Decrease) increase in unearned revenues	(2,908)	37,053
Decrease in income taxes payable	-0-	(26,000)

	$(951,431)	$90,096

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES

As more fully described in Note C, during the year ended December 31, 2003, the Company converted accrued compensation payable to officers of $167,300 into notes payable.

During the year ended December 31, 2003, the Company entered into capital lease obligations of $9,891 for the purchase of property and equipment.

See independent auditors’ report and notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

VERTISOFT CORPORATION AND SUBSIDIARY

December 31, 2003 and 2002

NOTE A—NATURE OF ACTIVITIES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

VertiSoft Corporation (“VertiSoft”) was incorporated in the state of Georgia. VertiSoft Limited (“Limited”) was formed in the United Kingdom, under the laws of England and Wales. Collectively, VertiSoft Corporation and VertiSoft Limited are referred to as the “Company”. The Company provides electronic clinical document management software to health care providers throughout the United States and in the United Kingdom.

The following accounting policies are presented to assist the reader in understanding the Company’s consolidated financial statements:

Principles of Consolidation: The consolidated financial statements include the accounts of VertiSoft Corporation and its wholly-owned subsidiary, VertiSoft Limited. Significant intercompany accounts have been eliminated in consolidation.

Revenue Recognition: The Company licenses its software to customers over specified periods. License fees are billed in advance. License and support fees are recognized as revenue on a monthly or pro-rata basis. The Company also charges its customers for the initial installation of software and the related hardware. Installation revenues are recognized upon completion of the installation.

Accounts Receivable: The Company extends unsecured, non-interest bearing credit to its customers in the ordinary course of business. Accounts receivable are recorded at the amounts due to the Company by its customers. An allowance for doubtful accounts receivable is estimated and recorded based on management’s evaluation of the uncollected balances and the Company’s historical bad debt experience. Individual balances are written off against the allowance when they are determined to be uncollectible. During the years ended December 31, 2003 and 2002, bad debt expense totaled $-0- and $11,250, respectively.

Property and Equipment: Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years. Leasehold improvements are amortized over the shorter of the expected useful lives of the assets or the remaining estimated terms of the leases. Assets under capital leases are being amortized over their estimated useful lives of three years, and the amortization is included in depreciation expense.

Advertising: Advertising costs are expensed as incurred. Advertising expense was approximately $19,000 and $18,000 during the years ended December 31, 2003 and 2002, respectively.

Software Development Costs: The cost of purchased software and costs incurred in programming and testing software is capitalized once technological feasibility is established. Any research and development costs, including those incurred for development of new software, are expensed as incurred. No software development costs were capitalized during the years ended December 31, 2003 and 2002 since costs incurred after

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

VERTISOFT CORPORATION AND SUBSIDIARY

NOTE A—NATURE OF ACTIVITIES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

technological feasibility was established were not significant. The Company incurred research and development expenses of approximately $329,000 and $322,000 during the years ended December 31, 2003 and 2002, respectively.

Income Taxes: Deferred income tax assets and liabilities are recognized for the expected future income tax consequences of events that have been recognized in the Company’s consolidated financial statements or income tax returns. Deferred income tax assets and liabilities are measured using enacted income tax rates in effect in the years in which the differences are expected to reverse. Deferred income tax (benefit) expense represents the change in the deferred income tax asset and liability balances.

Foreign Currency Translation: The functional currency of Limited is the British pound. Therefore, its assets and liabilities are translated into U.S. dollars at the published exchange rate at the balance sheet date. Revenues and expenses of Limited are translated using a monthly average exchange rate. Resulting translation adjustments are made directly to a separate component of stockholders’ (deficit) equity.

Stock-Based Compensation Plan: VertiSoft accounts for its stock-based compensation plan under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”. Since VertiSoft is not required to adopt the fair value-based recognition provisions prescribed under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), it has elected only to comply with the disclosure requirements set forth in the Statement.

Cash and Cash Equivalents: For purposes of reporting cash flows, the Company considers demand deposits and all unrestricted, highly liquid investments with original maturities of three months or less which can be readily converted to cash on demand, without penalty, to be cash equivalents.

Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B—COMMON AND PREFERRED STOCK, STOCK OPTIONS AND STOCK WARRANTS

VertiSoft has authorized the issuance of 18,000,000 shares of its no par value voting common stock. Of these, 5,000,000 shares were issued and outstanding at December 31, 2003 and 2002. VertiSoft has also authorized the issuance of up to 2,000,000 shares of preferred stock. No shares of preferred stock have been issued. VertiSoft has not yet defined the preferences to which Preferred stockholders would be entitled.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

VERTISOFT CORPORATION AND SUBSIDIARY

NOTE B—COMMON AND PREFERRED STOCK, STOCK OPTIONS AND STOCK WARRANTS—Continued

During November 2002, VertiSoft’s Board of Directors authorized the implementation of a stock option plan (“the Plan”) under which options to purchase shares of VertiSoft’s common stock may be granted to its officers and key employees. An aggregate of 3,000,000 shares of common stock have been reserved for issuance under the Plan.

The following summarizes the stock option transactions based on exercise price:

	Exercise Price		Total

	$0.50	$0.55

Outstanding at January 1, 2002	-0-	-0-	-0-

Granted in 2002	1,390,000	100,000	1,490,000
Exercised in 2002	-0-	-0-	-0-
Forfeited in 2002	-0-	-0-	-0-

Outstanding at December 31, 2002	1,390,000	100,000	1,490,000
Granted in 2003	1,212,500	-0-	1,212,500
Exercised in 2003	-0-	-0-	-0-
Forfeited in 2003	(5,000)	-0-	(5,000)

Outstanding at December 31, 2003	2,597,500	100,000	2,697,500

Exercisable at December 31, 2002	1,667	-0-	1,667

Exercisable at December 31, 2003	412,667	33,333	446,000

All options vest on a straight-line basis over periods from three to five years with a prorated portion of the options being exercisable on each anniversary date after the original grant date. The options terminate upon the earlier of the following dates: ten years from the date of grant (except for the $.55 options which terminate five years from the date of grant), thirty days following the termination of employment with the Company, or three months after retirement from employment with the Company.

VertiSoft recognized no compensation expense related to stock options issued during the years ended December 31, 2003 and 2002 since the option prices exceeded the fair value per share. There would be no material difference had VertiSoft elected to account for its option plan in accordance with SFAS 123.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

VERTISOFT CORPORATION AND SUBSIDIARY

NOTE B—COMMON AND PREFERRED STOCK, STOCK OPTIONS AND STOCK WARRANTS—Continued

As more fully described in Note C, VertiSoft had the following outstanding stock warrants at December 31, 2003:

Expiration	Exercise Price	Number Outstanding
April 2008	$2.00	262,500
May 2008	$2.00	87,500
June 2008	$2.00	12,500
September 2008	$2.00	75,000

		437,500

No value was assigned to the warrants upon their issuance since management determined that such value was not significant.

NOTE C—NOTES PAYABLE

Notes payable consisted of the following at December 31:

	2003	2002
Note payable to a company, due in monthly installments of $9,479, including interest at 7%, through November 2003. Amended in January 2004 to require escalating monthly installments of principal and interest at 7%, ranging from $1,505 to $10,936, beginning in February 2004 with the final payment due in September 2004.	$37,372	$-0-

Notes payable to various individuals and a profit sharing plan, interest payable quarterly at 10%, with principal due at various dates through June 2004. The notes allow for prepayment of principal, in whole or in part, and are secured by VertiSoft’s accounts receivable. The lenders have an option to convert an amount not less than $187,500 of the outstanding balance of the notes to VertiSoft common stock at a price of $1.75 per share through various dates ranging from February 1, 2004 to March 1, 2004 and $2.00 per share thereafter. The lenders have the right to require VertiSoft to pay the notes in full prior to the consummation of a merger with another company or the sale of VertiSoft’s assets. In connection with the issuance of these notes, VertiSoft has issued warrants to the lenders to purchase up to 362,500 shares of its common stock. The warrants have an exercise price of $2.00 per share and expire at various dates through June 2008.	725,000	-0-

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

VERTISOFT CORPORATION AND SUBSIDIARY

NOTE C—NOTES PAYABLE—Continued

Note payable to a nonbank lender, interest payable quarterly at 10%, with the principal due in September 2004. The note allows for prepayment of principal, in whole or in part, at any time on or after February 1, 2004 and is secured by VertiSoft’s accounts receivable. The lender has an option to convert an amount not less than $25,000 of the outstanding balance to VertiSoft common stock at a price of $1.00 per share through June 1, 2004 and $2.00 per share thereafter. The lender has the right to require VertiSoft to pay the note in full prior to the consummation of a merger with another company or the sale of VertiSoft’s assets. In connection with the issuance of this note, VertiSoft has issued a warrant to the lender to purchase up to 25,000 shares of its common stock. The warrant has an exercise price of $2.00 per share and expires in September 2008.	25,000	-0-

Note payable to an individual, interest payable quarterly at 10%, with the principal due in September 2004. The note allows for prepayment of principal, in whole or in part, at any time on or after January 10, 2004 and is secured by VertiSoft’s accounts receivable. The lender has an option to convert an amount not less than $25,000 of the outstanding balance to VertiSoft common stock at a price of $1.75 per share through May 10, 2004 and $2.00 per share thereafter. The lender has the right to require VertiSoft to pay the note in full prior to the consummation of a merger with another company or the sale of VertiSoft’s assets. In connection with the issuance of this note, VertiSoft has issued a warrant to the lender to purchase up to 50,000 shares of its common stock. The warrant has an exercise price of $2.00 per share and expires in September 2008.	50,000	-0-

Unsecured notes payable to an officer and a former officer related to unpaid payroll of $33,454 from 2002 and $133,846 from 2003. The notes require quarterly payments of interest at 7%, with all principal due in May 2004.	167,300	-0-

Note payable to a nonbank lender, payable in monthly installments of $4,816, including interest at 10%, through July 10, 2004.	32,613	-0-

	$1,037,285	$-0-

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

VERTISOFT CORPORATION AND SUBSIDIARY

NOTE D—LEASES

VertiSoft leases its office space and various office equipment under operating leases with expiration dates through April 2006. The leases contain no significant restrictions. The office space lease provides for escalating rent payments; accordingly, VertiSoft recognizes rent expense under that lease on a straight-line basis over the term of the lease.

VertiSoft also leases certain equipment under capital leases. Property and equipment included the following amounts for assets under capital lease obligations at December 31:

	2003	2002
Office equipment	$9,891	$7,855
Less accumulated amortization	1,374	5,760

	$8,517	$2,095

Future minimum payments, by year and in the aggregate, under the capital leases and the noncancelable operating leases consisted of the following at December 31, 2003:

	Capital Leases	Operating Leases
2004	$4,140	$70,532
2005	4,140	3,376
2006	2,537	844

Total minimum lease payments	10,817	$74,752

Amount representing interest	1,967

Present value of net minimum lease payments (including $2,977 classified as current)	$8,850

Rent expense for all operating leases amounted to approximately $86,000 and $94,000 during the years ended December 31, 2003 and 2002, respectively.

NOTE E—NOTE RECEIVABLE FROM STOCKHOLDER

VertiSoft had an unsecured demand note receivable from its majority stockholder in the amount of $88,526 and $87,208 at December 31, 2003 and 2002, respectively. The note balances included interest compounded at the Internal Revenue Service Applicable Federal Rate, blended annually (1.53% for 2003). Interest income on this note totaled $1,318 and $1,923 during the years ended December 31, 2003 and 2002, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

VERTISOFT CORPORATION AND SUBSIDIARY

NOTE F—INCOME TAXES

The components of income tax (benefit) expense were as follows for the years ended December 31:

	2003	2002
Current	$(25,981)	$(21,535)
Deferred	-0-	22,000

	$(25,981)	$465

The components of the net deferred tax asset consisted of the following at December 31:

	2003	2002
Total deferred tax assets	$486,000	$87,000
Total deferred tax liabilities	(6,000)	(4,000)
Asset valuation allowance	(480,000)	(83,000)

Net deferred tax asset	$-0-	$-0-

The primary temporary differences between the Company’s consolidated loss for financial statement and income tax purposes relate to the use of accelerated depreciation methods for income tax purposes and the non-deductibility of certain accruals and reserves for income tax purposes. The Company previously maintained a November 30 year-end for income tax filing purposes. The Company was previously delinquent in filing its November 2000 and 2001 income tax returns. The delinquent returns have since been filed. However, at both December 31, 2003 and 2002, accrued expenses included related unpaid interest and penalties of $32,000.

The Company’s effective tax rate for the year ended December 31, 2003 varied from the statutory rate primarily due to an income tax credit of approximately $21,000 related to research and development expenditures and the recognition of a deferred tax asset valuation allowance of $397,000. The Company’s effective tax rate for the year ended December 31, 2002 varied from the statutory rate primarily due to an income tax credit of approximately $22,000 related to research and development expenditures and the recognition of a deferred tax asset valuation allowance of $83,000. At December 31, 2003, the Company had a net operating loss carryforward of approximately $918,000, that is available to offset against taxable income through 2023, and a research and development income tax credit carryforward available for income tax purposes of approximately $88,000, which will expire at various dates through 2023.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

VERTISOFT CORPORATION AND SUBSIDIARY

NOTE G—JOINT SERVICES AGREEMENT

During January 2003, VertiSoft and Limited entered into a joint services agreement with a company that operates in the United Kingdom and the United States under which each company will provide personnel, office space and equipment, and accounting services to the other company for specified monthly fees. The term is to be continued for consecutive one year periods unless either party gives notice of its intent to terminate within 120 days before December 31 of each year. Under the agreement, VertiSoft and Limited will pay monthly fees ranging from £11,335 to £14,585 and will receive monthly fees of approximately $6,875. In addition, Limited will pay a finder’s fee for any referral that leads to an executed contract for software licensing and support fees of the lesser of £1,000 or 1% of the software and license fees for the initial term of the contract.

NOTE H—COMMITMENTS

During the year ended December 31, 2003, VertiSoft deferred a portion of each employee’s pay due to insufficient cash flows. At December 31, 2003, accrued expenses included deferred payroll and commissions of approximately $432,000.

VertiSoft has a ten-year employment agreement with its majority stockholder. Under this agreement, in the event of the stockholder’s death or disability or termination of employment by VertiSoft, with or without cause, VertiSoft will be required to pay a lump sum severance to the stockholder within forty-five days equal to three times his highest annual salary earned throughout the term of the agreement plus three times his highest annual bonus paid throughout the term of the agreement, and the stockholder will have the right, exercisable at any time up to five years following the date of termination, to require VertiSoft to purchase all or any part of his common stock at fair value.

VertiSoft is obligated under various additional employment agreements that expire at various dates through November 2004 that provide for base salaries and benefits. These agreements also provide for a severance payment of one year of base salary upon termination without cause due to the sale of VertiSoft’s assets or a change in control. Such severance is to be paid in twelve equal monthly installments.

NOTE I—SUBSEQUENT EVENTS

On August 10, 2004, Optio Software II, Inc. (“Optio II”), a wholly owned subsidiary of Optio Software, Inc. (“Optio”), acquired all of the outstanding common stock of the Company. Upon acquisition, Optio II was merged with the Company, whereby the Company became the surviving wholly owned subsidiary of Optio. The consideration received for the common stock included approximately $350,000 in cash, the issuance of 1.5 million shares of Optio common stock, the issuance of 340,000 stock options and future conditional cash payments of $225,000 to be paid out in various installments over the following two years, contingent upon the achievement of certain customer retention and product development goals.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued

VERTISOFT CORPORATION AND SUBSIDIARY

NOTE I—SUBSEQUENT EVENTS—Continued

In connection with the acquisition, each of the employees of the Company which held stock options, as described in Note B, individually agreed to terminate their outstanding stock options. The Company also paid off the remaining outstanding principal balances of the notes payable described in Note C of $967,300, using funds provided by Optio. The note holders agreed to cancel all outstanding stock warrants which they held. Using the funds provided by Optio, the Company paid the remaining outstanding unpaid deferred payroll described in Note H of $94,527 as well as $24,373 of additional deferred payroll earned by employees during 2004. Additionally, severance pay of $165,000 was paid to an employee who had an employment contract with the Company, as more fully described in Note H, who was terminated effective on the acquisition date. Futhermore, the Company’s former majority stockholder resigned from the Company, which effectively terminated his employment agreement. He subsequently entered into an employment agreement with Optio.

During August 2004 VertiSoft and Limited amended the joint services agreement described in Note G. The amended agreement provides for the termination of the agreement effective on September 30, 2004.

On September 15, 2004, Optio completed the merger of the Company with Optio, whereby Optio became the surviving company.

Unaudited Consolidated Condensed Interim Financial Statements

VERTISOFT CORPORATION AND SUBSIDIARY

Consolidated Condensed Balance Sheets	21
Unaudited Consolidated Condensed Statements of Operations	22
Unaudited Consolidated Condensed Statements of Cash Flows	23
Notes to Consolidated Condensed Financial Statements	24

VertiSoft Corporation and Subsidiary

Consolidated Condensed Balance Sheets

	(Unaudited) June 30, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$41,000	$13,000
Accounts receivable, net	164,000	150,000
Other current assets	58,000	44,000

Total current assets	263,000	207,000

Property and equipment, net	50,000	72,000
Other assets	39,000	88,000

Total assets	$352,000	$367,000

Total Liabilities and Stockholders’ Deficit
Accounts payable	$209,000	$226,000
Accrued expenses	212,000	507,000
Unearned revenues	316,000	162,000
Notes payable and current portion of capital lease obligations	1,092,000	1,040,000
Long-term debt, less current portion	6,000	6,000
Stockholders’ deficit	(1,483,000)	(1,574,000)

Total liabilities and stockholders’ deficit	$352,000	$367,000

See accompanying notes to consolidated condensed financial statements.

VertiSoft Corporation and Subsidiary

Unaudited Consolidated Condensed Statements of Operations

	Six Months Ended June 30,
	2004	2003
Net revenues	$929,000	$922,000

Operating expenses:
Support and development	219,000	265,000
Selling, general and administrative	530,000	1,244,000
Depreciation and amortization	22,000	18,000
Interest and other expense	49,000	4,000

Income (loss) before income taxes	109,000	(609,000)
Income tax expense	—	—

Net income (loss)	109,000	(609,000)

Other comprehensive income (loss):
Foreign currency translation adjustment	(32,000)	(6,000)

Comprehensive income (loss)	$77,000	$(615,000)

See accompanying notes to consolidated condensed financial statements.

VertiSoft Corporation and Subsidiary

Unaudited Consolidated Condensed Statements of Cash Flow

	Six Months Ended June 30,
	2004	2003
Cash flow from operating activities:
Net income (loss)	$109,000	$(609,000)
Depreciation and amortization	22,000	18,000
Changes in operating assets and liabilities:
Accounts receivable	(14,000)	(33,000)
Prepaids and other assets	55,000	(4,000)
Accounts payable and accrued expenses	(316,000)	(149,000)
Deferred revenue	153,000	(16,000)

Net cash provided by (used in) operating activities	9,000	(793,000)
Cash flows from investing activities:
Purchases of property and equipment	(1,000)	(40,000)

Net cash used in investing activities	(1,000)	(40,000)
Cash flows from financing activities:
Borrowings on notes payable	97,000	939,000
Payments on notes payable and capital leases	(45,000)	(1,000)

Net cash provided by financing activities	52,000	938,000
Impact of foreign currency rate fluctuations on cash	(32,000)	(6,000)

Net increase in cash and cash equivalents	28,000	99,000
Cash and cash equivalents at beginning of the period	13,000	138,000

Cash and cash equivalents at end of period	$41,000	$237,000

See accompanying notes to consolidated condensed financial statements.

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

VERTISOFT CORPORATION AND SUBSIDIARY

NOTE A—NATURE OF ACTIVITIES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

VertiSoft Corporation (“VertiSoft”) was incorporated in the state of Georgia. VertiSoft Limited (“Limited”) was formed in the United Kingdom, under the laws of England and Wales. Collectively, VertiSoft Corporation and VertiSoft Limited are referred to as the “Company”. The Company provides electronic clinical document management software to health care providers throughout the United States and in the United Kingdom.

The following accounting policies are presented to assist the reader in understanding the Company’s consolidated financial statements:

Principles of Consolidation: The consolidated financial statements include the accounts of VertiSoft Corporation and its wholly-owned subsidiary, VertiSoft Limited. Significant intercompany accounts have been eliminated in consolidation.

Revenue Recognition: The Company licenses its software to customers over specified periods. License fees are billed in advance. License and support fees are recognized as revenue on a monthly or pro-rata basis. The Company also charges its customers for the initial installation of software and the related hardware. Installation revenues are recognized upon completion of the installation.

Stock-Based Compensation Plan: VertiSoft accounts for its stock-based compensation plan under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”. Since VertiSoft is not required to adopt the fair value-based recognition provisions prescribed under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), it has elected only to comply with the disclosure requirements set forth in the Statement.

Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—Continued

VERTISOFT CORPORATION AND SUBSIDIARY

NOTE B—SUBSEQUENT EVENTS

On August 10, 2004, Optio Software II, Inc. (“Optio II”), a wholly owned subsidiary of Optio Software, Inc. (“Optio”), acquired all of the outstanding common stock of the Company. Upon acquisition, Optio II was merged with the Company, whereby the Company became the surviving wholly owned subsidiary of Optio. The consideration received for the common stock included approximately $350,000 in cash, the issuance of 1.5 million shares of Optio common stock, the issuance of 340,000 stock options, and future conditional cash payments of $225,000 to be paid out in various installments over the following two years, contingent upon the achievement of certain customer retention and product development goals.

In connection with the acquisition, each of the employees of the Company which held stock options, as described in Note B of the Notes to the Consolidated Financial Statements for the period ended December 31, 2003, individually agreed to terminate their outstanding stock options. The Company also paid off the remaining outstanding principal balances of the notes payable described in Note C of the Notes to the Consolidated Financial Statements for the period ended December 31, 2003, of $967,300, using funds provided by Optio. The note holders agreed to cancel all outstanding stock warrants which they held. Using the funds provided by Optio, the Company paid the remaining outstanding unpaid deferred payroll described in Note H of the Notes to the Consolidated Financial Statements for the period ended December 31, 2003, of $94,527 as well as $24,373 of additional deferred payroll earned by employees during 2004. Additionally, severance pay of $165,000 was paid to an employee who had an employment contract with the Company, as more fully described in Note H of the Notes to the Consolidated Financial Statements for the period ended December 31, 2003, who was terminated effective on the acquisition date. Furthermore, the Company’s former majority stockholder resigned from the Company, which effectively terminated his employment agreement. He subsequently entered into an employment agreement with Optio.

During August 2004 VertiSoft and Limited amended the joint services agreement described in Note G of the Notes to the Consolidated Financial Statements for the period ended December 31, 2003. The amended agreement provides for the termination of the agreement effective on September 30, 2004.

On September 15, 2004, Optio completed the merger of the Company with Optio, whereby Optio became the surviving company.

        (b) Pro Forma Financial Information.

On August 10, 2004, Optio Software, Inc. (“Optio”) consummated the merger of VertiSoft Corporation (“VertiSoft”), a privately held Georgia corporation, and Optio Software II, Inc., a wholly owned subsidiary of Optio, whereby VertiSoft became the surviving wholly owned subsidiary of Optio. The consideration given for the common stock of VertiSoft included approximately $350,000 in cash, the issuance of 1.5 million shares of Optio common stock, of which 310,000 shares are to be held in escrow for a period of 18 months to secure the indemnification obligations of the shareholders of VertiSoft, the issuance of 340,000 stock options and future conditional cash payments of $225,000 to be paid out in various installments over the following two years, contingent upon the achievement of certain customer retention and product development goals. The 310,000 shares held in escrow are considered to be contingent consideration, contingent upon the outcome of any indemnification claims against the former shareholders of VertiSoft. Such shares are excluded from the calculation of the purchase price until the earlier of the end of the 18 month escrow period or when the contingency has been removed without a reasonable doubt.

Optio’s fiscal year ends on January 31, while VertiSoft’s fiscal year ends on December 31. The unaudited condensed combined financial data presented for the the fiscal year ended January 31, 2004 is presented using the audited consolidated financial statements of Optio for the fiscal year ended January 31, 2004 and the audited consolidated financial statements of VertiSoft for the year ended December 31, 2003. The unaudited condensed combined financial data presented for the six months ended July 31, 2004 is presented using the unaudited consolidated financial statements of Optio for the six months ended July 31, 2004 and the unaudited consolidated financial statements of VertiSoft for the six months ended June 30, 2004.

The unaudited pro forma condensed combined financial data has been included only for the purpose of illustration, and it does not necessarily indicate what the operating results or financial position would have been if the purchase of VertiSoft had been completed at the dates indicated. Moreover, the data does not necessarily indicate what the future operating results or financial position of the combined company will be. You should read the unaudited pro forma condensed combined financial data in conjunction with the audited consolidated combined financial statements of VertiSoft, and the related notes thereto.

Optio Software, Inc.

Pro Forma Combined Condensed Statement of Operations

For the Year Ended January 31, 2004

	Optio	VertiSoft Corporation	Pro Forma Adjustments		Pro Forma Combined
Revenue	$27,315,000	$1,771,000			$29,086,000

Costs and expenses:
Costs of revenue	6,794,000	186,000	20,000	g	7,000,000
Research and development	4,078,000	329,000	24,000	g	4,431,000
Selling, general and administrative	14,020,000	2,647,000	(150,000	)f
			29,000	g	16,546,000
Depreciation and amortization	553,000	39,000	339,000	d	931,000
Impairment of M2 note	900,000	—			900,000
Interest and other income (expense)	199,000	(62,000)	60,000	e	197,000

Income (loss) before income taxes	1,169,000	(1,492,000)	(202,000)		(525,000)
Income tax benefit	202,000	26,000			228,000

Net income (loss)	$1,371,000	$(1,466,000)	$(202,000)		$(297,000)

Net income per share – basic	$0.07				$(0.01)

Net income per share – diluted	$0.06				$(0.01)

Weighted average shares outstanding - basic	19,190,661		1,190,000	h	20,380,661

Weighted average shares outstanding - diluted	21,313,286				20,380,661

Optio Software, Inc.

Pro Forma Combined Condensed Balance Sheet

As of July 31, 2004

	Optio Software, Inc.	VertiSoft Corporation	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$6,424,000	$41,000	$(350,000	)a
			(1,260,000	)c	$4,855,000
Accounts receivable, net	3,875,000	164,000			4,039,000
Other current assets	818,000	58,000			876,000

Total current assets	11,117,000	263,000	(1,610,000)		9,770,000
Goodwill			1,359,000	a	1,359,000
Intangible assets, net	—	—	2,238,000	a	2,238,000
Property and equipment, net	562,000	50,000			612,000
Other assets	2,331,000	39,000			2,370,000

Total assets	$14,010,000	$352,000	$1,987,000		$16,349,000

Total liabilities and Stockholder’s Equity
Current liabilities	$8,411,000	$1,829,000	165,000	b
			(1,260,000	)c	9,145,000
Long-term debt, less current portion	50,000	6,000			56,000
Other long-term liabilities	94,000	—			94,000
Stockholder’s equity	5,455,000	(1,483,000)	3,247,000	a
			(165,000	)b	7,054,000

Total liabilities and stockholder’s equity	$14,010,000	$352,000	$1,987,000		$16,349,000

Optio Software, Inc.

Pro Forma Combined Condensed Statement of Operations

For the Six Months Ended July 31, 2004

	Optio	VertiSoft Corporation	Pro Forma Adjustments		Pro Forma Combined
Revenue	$14,000,000	$929,000			$14,929,000

Costs and expenses:
Costs of revenue	3,278,000	95,000	35,000	g	3,408,000
Research and development	2,158,000	124,000	46,000	g	2,328,000
Selling, general and administrative	7,448,000	530,000	(75,000	)f
			53,000	g	7,956,000
Depreciation and amortization	177,000	22,000	142,000	d	341,000
Interest and other income (expense)	114,000	(49,000)	49,000	e	114,000

Income before income taxes	1,053,000	109,000	(152,000)		1,010,000
Income tax expense	58,000	—			58,000

Net income (loss)	$995,000	$109,000	$(152,000)		$952,000

Net income per share – basic	$0.05				$0.05

Net income per share – diluted	$0.04				$0.04

Weighted average shares outstanding - basic	19,460,182		1,190,000	h	20,650,182

Weighted average shares outstanding - diluted	22,867,014		1,500,000	i	24,367,014

Optio Software, Inc.

Notes to Pro Forma Combined Condensed Financial Statements

1. Pro Forma Adjustments

The pro forma adjustments to the pro forma combined condensed financial statements are as follows:

(a)	To reflect preliminary allocation of the excess purchase price to identifiable intangible assets of $2,238,000 and goodwill of $1,359,000. The purchase price and the preliminary allocation of such price is as follows:

Cash paid	$350,000
Common Stock issued (1,190,000 shares, excluding the 310,000 shares held in escrow)	1,309,000
Stock options issued	250,000
Preliminary acquisition costs	32,000

Total purchase price	1,941,000
Plus: Liabilities assumed over the fair value of tangible net assets acquired	1,656,000

Excess purchase price	3,597,000

Excess purchase price allocated to identifiable intangible assets	$2,238,000
Excess purchase price allocated to goodwill	1,359,000

(b)	To reflect the severance obligations associated with the termination of a certain position made redundant by the combination of operations of Optio and VertiSoft.

(c)	To reflect the full payment of certain debt and severance obligations paid by Optio simultaneous with the closing.

(d)	To adjust amortization expense to reflect the adjusted basis of VertiSoft’s intangible assets, assuming that the intangible assets have been amortized over their associated useful lives, ranging from six months to eleven years, since the beginning of the periods presented.

(e)	Elimination of interest expense related to the debt paid in full by Optio simultaneous with the closing as if the debt had been paid as of the beginning of the periods presented.

(f)	Elimination of costs and expenses to reflect the termination of certain personnel as if such terminations had occurred at the beginning of the periods presented.

(g)	To reflect the full salaries of certain VertiSoft employees who took reduced salaries during a portion of the year ended December 31, 2003 and the six months ended June 30, 2004.

(h)	To reflect the 1.2 million shares of stock issued in connection with the transaction. The 310,000 shares held in escrow are excluded from the calculation of basic EPS since such shares are considered to be contingent upon the outcome of any indemnification claims.

(i)	To reflect the 1.2 million shares of stock issued in connection with the transaction, plus the 310,000 shares held in escrow. The shares held in escrow are considered outstanding for the calculation of diluted EPS.

(c) Exhibit.

23.1	Consent of Williams Benator & Libby, LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 22, 2004	OPTIO SOFTWARE, INC.

	By:	/s/ Caroline Bembry
Caroline Bembry
Chief Financial Officer